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NEWS RELEASE
Investor Contacts:
Michael J. Beecher/Amanda Jiang
Investor Relations
Phone: 212-508-5840

Email: mbeecher@vasomedical.com / ajiang@vasomedical.com

Vasomedical, Inc. Announces Extension of Exclusive Sales Representation Agreement with GE Healthcare Through 2018

WESTBURY, N.Y. January 7, 2015 - Vasomedical, Inc. (OTCBB: VASO), a diversified medical technology company specializing in the design, manufacture and sale of medical devices and in the domestic sale of diagnostic imaging products, today announces the amendment of the sales representation agreement between its subsidiary, Vaso Diagnostics, Inc. d/b/a VasoHealthcare, and GE Healthcare (“GEHC”), the healthcare business unit of General Electric Company (NYSE: GE), originally signed on May 19, 2010.

The amendment, effective January 1, 2015, extends the term of the original agreement, which began on July 1, 2010, to eight and one half years through December 31, 2018, subject to earlier termination under certain circumstances. The agreement was previously extended in 2012 from the original expiration of June 30, 2013 to June 30, 2015. Under the agreement, VasoHealthcare is the exclusive representative for the sale of select GE Healthcare diagnostic imaging products to specific market segments in the 48 contiguous states of the United States and the District of Columbia.

Commenting on this extension, Marcelo Mosci, President and CEO of GE Healthcare for the United States and Canada, stated, “We are pleased with the performance of the VasoHealthcare team and look forward to continued collaboration and success. Through our joint efforts, we expect to further grow GE’s sales and share of the imaging market in the United States.”

“This second extension of the agreement is confirmation of the tremendous success we have had with GE Healthcare and attests to the professionalism, dedication and performance of our VasoHealthcare leadership and sales team,” commented Jun Ma, President and CEO of Vasomedical, Inc. “Along with our recently signed VAR agreement for the resale, implementation and service of the GE Healthcare IT products, this extension of our representative agreement further demonstrates our strong relationship with GE Healthcare.”

About Vasomedical

Vasomedical, Inc. is a diversified medical technology company specializing in the manufacture and sale of medical devices and in the domestic sale of diagnostic imaging products.  The Company operates through four wholly owned subsidiaries: Vasomedical Solutions, Inc., Vasomedical Global Corp., Vaso Diagnostics, Inc. d.b.a. VasoHealthcare, and VasoHealthcare IT Corp. Vasomedical Solutions manages and coordinates the design, manufacture and sales of EECP® Therapy systems and other medical equipment operations; Vasomedical Global operates the Company's China-based subsidiaries; VasoHealthcare is the operating subsidiary for the exclusive sales representation of GE Healthcare diagnostic imaging products in certain market segments; and VasoHealthcare IT is a national value added reseller of GE Healthcare IT's Radiology PACS (Picture Archiving and Communication System) software solutions and related services, including implementation, management and support.. Additional information is available on the Company's website at www.vasomedical.com.

Except for historical information contained in this release, the matters discussed are forward-looking statements that involve risks and uncertainties. When used in this release, words such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “may”, “plans”, “potential” and “intends” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the effect of the dramatic changes taking place in the healthcare environment; the impact of competitive procedures and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing or supplier problems; unforeseen difficulties and delays in the conduct of clinical trials and other product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; uncertainties about the acceptance of a novel therapeutic modality by the medical community; continuation of the GEHC agreements; and the risk factors reported from time to time in the Company’s SEC reports.  The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

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